                                                                    Exhibit 5(e)


                       INVESTMENT SUB-ADVISORY AGREEMENT

                                    Between

                     INDEPENDENCE CAPITAL MANAGEMENT, INC.

                                      and

                                 OPCAP ADVISORS

                                  Relating to

                               VALUE EQUITY FUND
                           SMALL CAPITALIZATION FUND


     INVESTMENT SUB-ADVISORY AGREEMENT, made as of May 1, 1998 by and between INDEPENDENCE CAPITAL MANAGEMENT, INC. ("Adviser"), a corporation organized and existing under the laws of the State of Pennsylvania, and OPCAP ADVISORS ("Sub-Adviser"), a partnership organized and existing under the laws of the State of Delaware.

                                  WITNESSETH:

     WHEREAS, Penn Series Funds, Inc. ("Penn Series") is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the "Act"), and is authorized to issue shares in separate series with each series representing interests in a separate fund of securities and other assets; and

     WHEREAS, Adviser and Sub-Adviser are engaged principally in the business of rendering investment advisory services and each is registered as an investment advisers under the federal Investment Advisers Act of 1940, as amended; and

     WHEREAS, Adviser is authorized to render investment advisory services to Penn Series and to enter into a sub-advisory agreement with a sub-adviser for the rendering of investment advisory services by the Sub-Adviser to Adviser;

     WHEREAS, Adviser desires Sub-Adviser to render investment sub-advisory services to Penn Series in the manner and on the terms and conditions hereinafter set forth; and Sub-Adviser desires to render such services, in such manner and under such terms;

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. Investment Sub-Advisory Services. Sub-Adviser shall serve as investment sub-adviser and shall supervise and direct the investments of the Value Equity and Small Capitalization Funds (each a "Fund" and together the "Funds"), and to exercise all rights incidental to ownership in accordance with the investment objectives, program and restrictions applicable to the Funds as provided in Penn Series' Prospectus and Statement of Additional Information ("SAI"), as amended from time to time, and such other limitations as may be imposed by law or as Penn Series or Adviser may impose with notice in writing to Sub-Adviser. To enable Sub-Adviser to fully exercise its discretion, Adviser hereby appoints Sub-Adviser as agent and attorney-in-fact for the Funds with full power and authority to buy, sell and otherwise deal in securities and contracts for the Funds. No investment will be made by Sub-Adviser for a Fund if that investment would violate the investment objectives or investment restrictions or limitations of a Fund set out in the Prospectus and the SAI delivered to the Sub-Adviser and as may be amended and delivered to Sub-Adviser in the future. Sub-Adviser shall not take custody of any assets of Penn Series, but shall issue settlement instructions to the custodian designated by Penn Series (the "Custodian"). Sub-Adviser shall, in its discretion, obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Funds in a manner consistent with the investment objectives of the Funds. In furtherance of this duty, Sub-Adviser, as agent and attorney-in-fact with respect to Adviser and Penn Series, is authorized, in its discretion and without prior consultation with Adviser or Penn Series, to:

     (i) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets; and

     (ii) place orders and negotiate the commissions (if any) for the execution of transactions in securities with or through such brokers, dealers, underwriters or issuers as Sub-Adviser may select, in conformance with the provisions of Paragraph 4 herein; and

     (iii)   take such other actions Sub-Adviser deems to be appropriate;

provided, however, that Sub-Adviser shall make no investment for the Funds that would violate the objectives, investment program, or restrictions or limitations of the Funds.

     2. Accounting and Related Services. Sub-Adviser agrees to cooperate with the Accounting Services Agent appointed by Penn Series pursuant to the Accounting Services Agreement entered into by Penn Series and the Accounting Services Agent. As requested from time to time, Sub-Adviser shall provide Penn Series and its Accounting Services Agent with such information as may be reasonably necessary to properly account for financial transactions with respect to the Fund.

3.        Fees.

          A. Payment of Fees. For the services Sub-Adviser renders to Penn Series under this Agreement, Adviser will pay Sub-Adviser fees based on the average daily net assets of each Fund.

          B. Fee Rates. The fee rates, based on the average daily net assets of each Fund, shall be as follows:

               0.40% with respect to the first $50,000,000 of the combined total average daily net assets of the two Funds;

               0.35% with respect to the next $200,000,000 of the combined total average daily net assets of the two Funds;

               0.30% with respect to the combined total average daily net assets of the two Funds in excess of $250,000,000.

          C. Method of computation. The fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to Sub-Adviser as of the first business day of the next succeeding calendar month. The daily fee will be computed by multiplying the fraction of one over the number of calendar days in the year by the annual rate applicable to the Fund as set forth above, and multiplying this product by the net assets of the Fund. A Fund's net assets, for purposes of the calculations described above, will be determined in accordance with Penn Series' Prospectus and Statement of Additional Information as of the close of business on the most recent previous business day on which Penn Series was open for business. If this Agreement is terminated before the end of the month, the fee for the period from the beginning of such month to the date of termination shall be prorated based upon services provided through the date of termination.

          D. Expense Limitation. The expense limitation of each Fund, as a percentage of the Fund's average daily net assets, is 1.00%. To the extent that a Fund's total expenses for a fiscal year (excluding interest, taxes, brokerage, other expenses which are capitalized in accordance with generally accepted accounting principles, and extraordinary expenses, but including investment advisory and accounting, administrative and corporate services fees before any adjustment pursuant to this provision) exceed the expense limitation for the Fund in an amount up to and including .10% of the average daily net assets of the Fund, such excess amount shall be a liability of Sub-Adviser to Adviser. The liability (if any) of Sub-Adviser to pay Adviser such excess amount shall be determined on a daily basis. If, at the end of each month, there is any liability of Sub-Adviser to pay Adviser such excess amount, the advisory fee shall be reduced by such liability. If, at the end of each month, there is no liability of Sub-Adviser to pay Adviser such excess amount and if payments of the advisory fee at the end of prior months during the fiscal year have been reduced in excess of that required to maintain expenses within the expense limitation, such excess reduction shall be recaptured by Sub-Adviser and shall be payable by Adviser to Sub-Adviser along with the advisory fee payable to Sub-Adviser for that month.

     4.   Brokerage.   In executing portfolio transactions and selecting brokers
or dealers for the Funds, Sub-Adviser will use its best efforts to seek the best price and the most favorable execution of its orders. In assessing the best price and the most favorable execution for any transaction, Sub-Adviser shall consider the breadth of the market in the security, the price of the security, the skill, financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any. Where best price and most favorable execution will not be compromised, Sub-Adviser may take into account the research and related services that the broker has provided to the Funds or the Sub-Adviser. It is understood that the Sub-Adviser will not be deemed to have acted unlawfully or to have breached a fiduciary duty to the Funds or be in breach of any obligation owing to the Funds under this Agreement, or otherwise, by reason of its having directed a securities transaction on behalf of the Funds to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended, or as described from time to time in the Penn Series' Prospectus and Statement of Additional Information. In addition, Sub-Adviser is authorized to take into account the sale of variable contracts which are invested in Penn Series shares in allocating to brokers or dealers purchase and sale orders for portfolio securities, provided that Sub-Adviser believes that the quality of the transaction and commission are comparable to what they would be with other qualified firms. Sub-Adviser shall advise Penn Series' Board of Directors, when requested, as to all payments of commissions and as to its brokerage policies and practices and shall follow such instructions with respect thereto as may be given by Penn Series' board.

     5. Use of the Services of Others. Sub-Adviser may (at its cost except as contemplated by Section 4 of this Agreement) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing Penn Series, Adviser or itself, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as Sub-Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to Penn Series and Adviser, or in the discharge of Sub-Adviser's overall responsibilities with respect to the other accounts which it serves as investment adviser.

     6. Personnel, Office Space, and Facilities. Sub-Adviser at its own expense shall furnish or provide and pay the cost of such office space, office equipment, office personnel, and office services as it, or any affiliated corporation of Sub-Adviser, requires in the performance of services under this Agreement.

     7. Ownership of Software and Related Material. All computer programs, magnetic tapes, written procedures and similar items developed and used by Sub-Adviser or any affiliate in performance of this Agreement are the property of Sub-Adviser and will not become the property of Penn Series or Adviser.

     8. Reports to Penn Series and Cooperation with Accountants. Sub-Adviser, and any affiliated corporation of Sub-Adviser performing services for Adviser and Penn Series described in this Agreement, shall furnish to or place at the disposal of Penn Series and Adviser, such information, reports, evaluations, analyses and opinions as Penn Series and Adviser may, at any time or from time to time, reasonably request or as Sub-Adviser may deem helpful, to reasonably ensure compliance with applicable laws and regulations or for any other purpose. Sub-Adviser and its affiliates shall cooperate with Penn Series' independent public accountants and take all reasonable action in the performance of services and obligations under this Agreement to assure that the information needed by such accountants is made available to them for the expression of their opinion without any qualification as to the scope of their examination, including, but not limited to, their opinion included in Penn Series' annual report under the Act and annual amendment to Penn Series' registration statement under the Act.

     9. Reports to Sub-Adviser. Penn Series and/or Adviser shall furnish or otherwise make available to Sub-Adviser such prospectuses, statements of additional information, financial statements, proxy statements, reports, and other information relating to the business and affairs of Penn Series, as Sub-Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

     10. Ownership of Records. All records required to be maintained and kept current by Penn Series pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the Act and that are maintained and kept current by Sub-Adviser or any affiliated corporation of Sub-Adviser on behalf of Penn Series are the property of Penn Series. Such records will be preserved by Sub-Adviser itself or through an affiliated corporation for the periods prescribed in Rule 3la-2 under the Act, where applicable, or in such other applicable rules that may be adopted time under the Act. Such records may be inspected by representatives of Penn Series and Adviser at reasonable times and, in the event of termination of this Agreement, will be promptly delivered to Adviser and Penn Series upon request.

     11. Services to Other Clients. Nothing herein contained shall limit the freedom of Sub-Adviser or any affiliated person of Sub-Adviser to render investment supervisory and other services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations or to engage in other business activities; but so long as this Agreement or any extension, renewal or amendment hereof shall remain in effect as to the Funds, or until Sub-Adviser shall otherwise consent, Sub-Adviser shall be the only investment sub-adviser to the Fund. It is understood that Sub-Adviser may give advice and take action for its other clients which may differ from advice given, or the timing or nature of action taken, for a Fund. Sub-Adviser is not obligated to initiate transactions for a Fund in any security which Sub-

Adviser , its principals, affiliates or employees may purchase or sell for its or their own accounts or other clients.

     12. Confidential Relationship. Information furnished by Penn Series or by one party to another, including Penn Series' or a party's respective agents and employees, is confidential and shall not be disclosed to third parties unless required by law. Sub-Adviser, on behalf of itself and its affiliates and representatives, agrees to keep confidential all records and other information relating to Adviser or Penn Series (as the case may be), except after prior notification to and approval in writing by Adviser or Penn Series (as the case may be), which approval shall not be unreasonably withheld, and may not be withheld, where Sub-Adviser or any affiliate may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when so requested by Adviser and Penn Series.

     13. Proxies. Subject to such oversight by Penn Series as the Board of Directors of Penn Series shall deem appropriate, Sub-Adviser shall vote proxies solicited by or with respect to the issuers of securities held in a Fund.

     14. Instructions, Opinion of Counsel and Signatures. At any time Sub-Adviser may apply to an officer of Penn Series for instructions, and may consult legal counsel for Penn Series, in respect of any matter arising in connection with this Agreement, and Sub-Adviser shall not be liable for any action taken or omitted by it or by any affiliate in good faith in accordance with such instructions or with the advice or opinion of Penn Series' legal counsel. Sub-Adviser and its affiliates shall be protected in acting upon any instruction, advice, or opinion provided by Penn Series or its legal counsel and upon any other paper or document delivered by Penn Series or its legal counsel believed by Sub-Adviser to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any officer or agent of Penn Series, until receipt of written notice thereof from Penn Series. Sub-Adviser shall inform Adviser of all applications to Penn Series for instructions and all consultations with legal counsel for Penn Series at the time of such application or consultation.

     15. Compliance with Governmental Rules and Regulations. Except as such responsibility may be placed upon Sub-Adviser or any affiliate by the terms of this Agreement, and except for the accuracy of information furnished to Penn Series by Sub-Adviser or any affiliate, Sub-Adviser does not assume responsibility for the preparation, contents and distribution of the prospectuses for Penn Series, for complying with any applicable requirements of the Act, the Securities Exchange Act of 1934, the Securities Act of 1933, or any other laws, rules and regulations of governmental authorities having jurisdiction over Penn Series.

     16. Limitation of Liability. Neither Sub-Adviser nor any of its affiliates, their respective officers, directors, employees or agents, or any person performing executive, administrative, trading, or other functions for Penn Series (at the direction or request of Sub-Adviser), or Sub-Adviser or its affiliates in connection with the discharge of obligations undertaken or reasonably assumed with respect to this Agreement, shall be liable for any error of judgment or mistake of law or for any loss suffered by Penn Series in connection with the matters to which this Agreement relates, except for such error, mistake or loss resulting from willful misfeasance, bad faith, negligence or willful misconduct in the performance of its, his or her duties on behalf of Penn Series or constituting or resulting from a failure to comply with any term of this Agreement. Sub-Adviser shall not be responsible for any loss incurred by reason of any act or omission of the Custodian or of any broker, dealer, underwriter or issuer selected by Sub-Adviser with reasonable care.

          17. Obligations of Adviser and Sub-Adviser. It is expressly agreed that the obligations of Adviser and Sub-Adviser hereunder shall not be binding upon any of their directors, shareholders, nominees, officers, agents or employees, personally. The execution and delivery of this Agreement have been authorized in accordance with the governing documents of each party and in accordance with applicable law, and shall be signed by an authorized officer of each party, acting as such, and shall be binding on each party.

          18. Indemnification by Adviser. Adviser will indemnify and hold Sub-Adviser harmless from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by Sub-Adviser resulting from: (i) any action or omission of Sub-Adviser or any affiliated corporation, with respect to any service described in this Agreement, upon instructions reasonably believed by Sub-Adviser or any affiliated corporation to have been executed by an individual who has been identified in writing by Penn Series as a duly authorized officer of Penn Series or Adviser; (ii) any action of Sub-Adviser or any affiliated corporation, with respect to any service described in this Agreement upon information provided by Penn Series or Adviser in form and under policies agreed to by Sub-Adviser and Penn Series or Adviser. Sub-Adviser shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or willful misconduct of Sub-Adviser or its affiliates, agents or contractors, or constituting a failure by Sub-Adviser or any affiliate to comply with any term of this Agreement. Prior to the confession of any claim against Adviser which may be subject to this indemnification, Sub-Adviser shall give Adviser reasonable opportunity to defend against said claim in its own name or in the name of Sub-Adviser.

          19. Indemnification by Sub-Adviser. Sub-Adviser will indemnify and hold harmless Penn Series and Adviser from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by Penn Series and Adviser and resulting from any claim, demand, action or suit arising out of Sub-Adviser's or any affiliate's failure to comply with any term of this Agreement or which arise out of the willful misfeasance, bad faith, negligence or misconduct of Sub-Adviser, its affiliates, their agents or contractors. Neither Penn Series nor Adviser shall be entitled to such indemnification in respect of actions or omissions constituting negligence or willful misconduct of Penn Series or Adviser, or their agents or contractors or constituting a failure by Adviser to comply with any term of this Agreement; provided, that such negligence or misconduct is not attributable to Sub-Adviser or any person that is an affiliate of Sub-Adviser or an affiliate of an affiliate of Sub-Adviser. Prior to confessing any claim against it which may be subject to this indemnification, Adviser shall give Sub-Adviser reasonable opportunity to defend against said claim in its own name or in the name of Adviser. For purposes of this Section 19 and of Section 18 hereof, no broker or dealer shall be deemed to be acting as agent or contractor of Sub-Adviser or any affiliate of Sub-Adviser, in effecting or executing any portfolio transaction for the Fund.

          20. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

          21. Term of Agreement. The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect until two years from date of execution. Thereafter, this Agreement shall continue in effect from year to year with respect to each Fund, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board of Directors of Penn Series, or by a vote of a majority of the outstanding voting securities of the series of shares of Penn Series representing interests in the Fund and (b) in either event by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the directors of Penn Series who are not parties to this Agreement or interested persons of any such party. Sub-Adviser shall furnish to Penn Series, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement with respect to each Fund or any extension, renewal or amendment hereof.

          22. Amendment and Assignment of Agreement. This Agreement may not be amended or assigned without the written consent of the parties hereto, and without the affirmative vote of a majority of the outstanding voting securities of the series of shares of Penn Series representing interests in the affected Fund, and, without affecting any claim for damages or other right that any party hereto may have as a result thereof, this Agreement shall automatically and immediately terminate in the event of its assignment.

          23. Termination of Agreement. This Agreement may be terminated by Adviser, Penn Series or by Sub-Adviser, with respect to a Fund, without payment of any penalty, upon 60 days' prior notice in writing from Adviser to Sub-Adviser, or upon 90 days' prior notice in writing from Sub-Adviser to Adviser; provided, that in the case of termination by Adviser or Penn Series, such action shall have been authorized by resolution of a majority of its directors who are not interested persons of any party to this Agreement, or by vote of a majority of the outstanding voting securities of the series of shares of Penn Series representing interests in the affected Fund.

          24.  Miscellaneous.

               A. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

               B. Interpretation. Nothing herein contained shall be deemed to require Penn Series to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the board of directors of Penn Series of its responsibility for and control of the conduct of the affairs of Penn Series.

               C. Definitions. Any question of interpretation of any terms or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested person," "assignment," and "affiliated person," as used herein, shall have the meanings assigned to them by Section 2(a) of the Act. In addition, where the effect of a requirement of the Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

               D. Notice. Notice under the Agreement shall be in writing, addressed and delivered or sent by registered or certified mail, postage prepaid, to the addressed party at such address as such party may designate for the receipt of such notices, Until further notice, it is agreed that for this purpose the address of Adviser is Independence Capital Management, Inc., 600 Dresser Road, Horsham, PA 19044, Attention: President, and that of Sub-Adviser is OpCap Advisors, 1 World Financial Center, New York, New York 10281,
          Attention: President.

               E. State Law. The Agreement shall be construed and enforced in accordance with and governed by the laws of Maryland except where such state laws have been preempted by Federal law.

               F. Counterparts. This Agreement may be entered into in counterparts, each of which when so executed and delivered shall be deemed to be an original, and together shall constitute one document.

               G. Entire Agreement; Severability. This Agreement is the entire agreement of the parties and supersedes all prior or contemporaneous written or oral negotiations, correspondence, agreements and understandings regarding the subject matter hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any and all other provisions hereof.

               H. No Third Party Beneficiaries. Neither party intends for this Agreement to benefit any third-party not expressly named in this Agreement.

               I. Changes in Sub-Adviser Organization. The Sub-Adviser agrees to notify the Adviser within a reasonable period of time regarding a material change in the members of Sub-Adviser.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.


Attest:                                  INDEPENDENCE CAPITAL
                                         MANAGEMENT, INC.

                                         By:
---------------------------                 ---------------------------
     Secretary


Attest:                                  OPCAP ADVISORS


                                         By:
---------------------------                 ---------------------------
     Secretary